Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.001 par value, of Apyx Medical Corporation, a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: April 5, 2024

STRATEGOS FUND, L.P.

By:	Archon Capital Management LLC, its General Partner

By:	/s/ Constantinos Christofilis
	Name:	Constantinos Christofilis
	Title:	Managing Member

STRATEGOS MASTER FUND, L.P.

By:	Archon Capital Management LLC, its Investment Manager

By:	/s/ Constantinos Christofilis
	Name:	Constantinos Christofilis
	Title:	Managing Member

STRATEGOS MASTER FUND GP LLC

By:	Archon Capital Management LLC, its Sole Member

By:	/s/ Constantinos Christofilis
	Name:	Constantinos Christofilis
	Title:	Managing Member

ARCHON CAPITAL MANAGEMENT LLC

By:	/s/ Constantinos Christofilis
	Name:	Constantinos Christofilis
	Title:	Managing Member

/s/ Constantinos Christofilis
CONSTANTINOS CHRISTOFILIS